UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2016
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 8.01	Other Events

In the matter of Hui Wai Ngai (“Plaintiff”) v. Marc Hazout, Manuel Chan, Haijun Tang and David Wahl, and Silver Dragon Resources Inc. (the “Company”), as a nominal defendant, the Plaintiff made a motion in the Court of Chancery for the State of Delaware (the “Court”) for a temporary restraining order with respect to the Company’s holding its 2016 Annual Meeting of Shareholders on February 25, 2016 (the “Motion”). On February 22, 2016 the Court granted the Motion and enjoined the Company from holding the 2016 Annual Meeting of Shareholders before March 24, 2016. Accordingly, the 2016 Annual Meeting of Shareholders will not take place on February 25, 2016. The Company will set a new record date and meeting date for the 2016 Annual Meeting of Shareholders and will notify its shareholders of the new dates in due course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: February 23, 2016	/s/ Marc Hazout
By: Marc Hazout, President & CEO